EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT

                               As of June 30, 1998



Subsidiary                                                State of Incorporation
----------                                                ----------------------
Agway Consumer Products, Inc............................................Delaware
Agway Data Services, Inc................................................Delaware
Agway Financial Corporation.............................................Delaware
Agway General Agency, Inc...............................................New York
Agway Holdings Inc......................................................Delaware
Agway Insurance Company.................................................New York
Agway Petroleum Corporation (2).........................................Delaware
Agway Realties, Inc.....................................................Delaware
Milford Fertilizer Company..............................................Delaware
Telmark Inc. (2)........................................................New York
Texas City Refining, Inc. (1)...........................................Delaware



Notes:
(1)   Agway  Petroleum  Corporation  owns 67% of Texas City  Refining,  Inc.  In
      September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the office of the Delaware Secretary of State; in September 1996, Texas City Refining, Inc. was dissolved.

(2) Effective July 1998, Agway Petroleum Corporation was merged into Agway Energy Products LLC, a Delaware limited liability company; Agway Energy Products LLC is the surviving entity. Effective July 1998, Telmark Inc. was merged into Telmark LLC, a Delaware limited liability company; Telmark LLC is the surviving entity.